Exhibit 99.1

Parker Reports Fiscal 2025 First Quarter Results

Record sales, segment operating margin and earnings per share; EPS outlook increased

CLEVELAND, October 31, 2024 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended September 30, 2024, that included the following highlights (compared with the prior year quarter):
Fiscal 2025 First Quarter Highlights:
•Sales increased 1.2% to $4.9 billion; Organic sales growth was 1.4%
•Net income was $698 million, an increase of 7%, or $810 million adjusted, an increase of 4%
•EPS were $5.34, an increase of 7%, or $6.20 adjusted, an increase of 4%
•Segment operating margin was 22.6%, an increase of 130 bps, or a record 25.7% adjusted, an increase of 80 bps
•Cash flow from operations was 15.2% of sales, an increase of 14% to $744 million

“Through continued execution of The Win Strategy™, our global team produced outstanding results in the first quarter,” said Chairman and Chief Executive Officer, Jenny Parmentier. “We delivered records for sales, adjusted segment operating margin, adjusted earnings per share and year-to-date cash flow from operations. Our performance also reflects the strength of our transformed portfolio with our Aerospace Systems segment achieving exceptional results. Looking ahead to the full year, we anticipate near-term pressure in select industrial markets and accelerating growth in aerospace. Reflecting these conditions and our strong first quarter performance, we have raised our outlook for segment operating margin and earnings per share. We remain committed to our fiscal 2029 targets and continue to see a very promising future for Parker.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2025 has been updated. Guidance now reflects divestiture activity in the Diversified Industrial Segment, North America Businesses expected to be completed during the second quarter of fiscal 2025. The company now expects:
•Total sales growth in fiscal 2025 of 0.5% to 3.5%, with organic sales growth of 1.5% to 4.5%; divestitures of (1.5%) and favorable currency of 0.5%
•Total segment operating margin to increase to approximately 22.6%, or approximately 25.7% on an adjusted basis
•EPS to increase to $22.78 to $23.48, or $26.35 to $27.05 on an adjusted basis

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY25 Q1	FY24 Q1	Change		Organic Growth
Sales	$2,100	$2,230	-5.8%		-5.0%
Segment Operating Income	$485	$506	-4.2%
Segment Operating Margin	23.1%	22.7%	40	bps
Adjusted Segment Operating Income	$532	$554	-4.1%
Adjusted Segment Operating Margin	25.3%	24.9%	40	bps
•Achieved record adjusted segment operating margin
•HVAC returns to growth, while delays impact in-plant and energy markets
•Softness continues in transportation and off-highway markets

International Businesses
$ in mm	FY25 Q1	FY24 Q1	Change		Organic Growth
Sales	$1,356	$1,389	-2.4%		-2.4%
Segment Operating Income	$299	$301	-0.6%
Segment Operating Margin	22.1%	21.7%	40	bps
Adjusted Segment Operating Income	$327	$334	-2.2%
Adjusted Segment Operating Margin	24.1%	24.1%	—	bps
•Achieved record adjusted segment operating margin
•Positive sales growth in Asia, offset by continued softness in Europe
Aerospace Systems Segment

$ in mm	FY25 Q1	FY24 Q1	Change		Organic Growth
Sales	$1,448	$1,229	17.8%		17.2%
Segment Operating Income	$323	$226	42.7%
Segment Operating Margin	22.3%	18.4%	390	bps
Adjusted Segment Operating Income	$403	$320	26.3%
Adjusted Segment Operating Margin	27.9%	26.0%	190	bps
•Achieved record sales and adjusted segment operating margin
•Outstanding aftermarket sales growth in both commercial and defense markets
Order Rates

FY25 Q1
Parker	+1%
Diversified Industrial Segment - North America Businesses	-3%
Diversified Industrial Segment - International Businesses	+1%
Aerospace Systems Segment	+7%
•Company order rates continue to be positive
•International orders turned positive on Asia improvement
•Aerospace orders remained strong against a tough prior year comparison

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2025 first quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending September 30, 2024, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted operating margin and segment operating margins; (d) adjusted operating income and segment operating income and (e) organic sales growth. The adjusted net income, adjusted earnings per share, adjusted operating margin, adjusted segment operating margin, adjusted operating income, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although adjusted net income, adjusted earnings per share, adjusted operating margin and segment operating margins, adjusted operating income and segment operating income, and organic sales growth are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2024	2023
Net sales	$4,903,984	$4,847,488
Cost of sales	3,097,719	3,097,349
Selling, general and administrative expenses	848,789	873,691
Interest expense	113,091	134,468
Other income, net	(30,801)	(78,455)
Income before income taxes	875,186	820,435
Income taxes	176,658	169,363
Net income	698,528	651,072
Less: Noncontrolling interests	108	245
Net income attributable to common shareholders	$698,420	$650,827

Earnings per share attributable to common shareholders:
Basic earnings per share	$5.43	$5.07
Diluted earnings per share	$5.34	$4.99

Average shares outstanding during period - Basic	128,663,088	128,472,550
Average shares outstanding during period - Diluted	130,680,242	130,363,441

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2024	2023
Cash dividends per common share	$1.63	$1.48

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	September 30, 2024	Currency	Divestitures	September 30, 2024
Diversified Industrial Segment	(4.5)%	(0.3)%	(0.2)%	(4.0)%
Aerospace Systems Segment	17.8%	0.6%	—%	17.2%
Total	1.2%	—%	(0.2)%	1.4%

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Net income attributable to common shareholders	$698,420	$650,827
Adjustments:
Acquired intangible asset amortization expense	140,121	155,520
Business realignment charges	9,506	13,092
Integration costs to achieve	6,411	6,406
Gain on sale of building	(10,461)	—
Gain on divestiture	—	(13,260)
Tax effect of adjustments[1]	(34,211)	(36,148)
Adjusted net income attributable to common shareholders	$809,786	$776,437

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2024	2023
Earnings per diluted share	$5.34	$4.99
Adjustments:
Acquired intangible asset amortization expense	1.07	1.19
Business realignment charges	0.07	0.10
Integration costs to achieve	0.05	0.05
Gain on sale of building	(0.08)	—
Gain on divestiture	—	(0.10)
Tax effect of adjustments[1]	(0.25)	(0.27)
Adjusted earnings per diluted share	$6.20	$5.96

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Net sales
Diversified Industrial	$3,456,158	$3,618,528
Aerospace Systems	1,447,826	1,228,960
Total net sales	$4,903,984	$4,847,488
Segment operating income
Diversified Industrial	$783,546	$806,754
Aerospace Systems	322,986	226,260
Total segment operating income	1,106,532	1,033,014
Corporate general and administrative expenses	48,794	55,656
Income before interest expense and other expense, net	1,057,738	977,358
Interest expense	113,091	134,468
Other expense, net	69,461	22,455
Income before income taxes	$875,186	$820,435

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Diversified Industrial Segment sales	$3,456,158	$3,618,528

Diversified Industrial Segment operating income	$783,546	$806,754
Adjustments:
Acquired intangible asset amortization	65,264	67,951
Business realignment charges	8,900	12,639
Integration costs to achieve	778	1,139
Adjusted Diversified Industrial Segment operating income	$858,488	$888,483

Diversified Industrial Segment operating margin	22.7%	22.3%
Adjusted Diversified Industrial Segment operating margin	24.8%	24.6%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Aerospace Systems Segment sales	$1,447,826	$1,228,960

Aerospace Systems Segment operating income	$322,986	$226,260
Adjustments:
Acquired intangible asset amortization	74,857	87,569
Business realignment charges	8	453
Integration costs to achieve	5,633	5,267
Adjusted Aerospace Systems Segment operating income	$403,484	$319,549

Aerospace Systems Segment operating margin	22.3%	18.4%
Adjusted Aerospace Systems Segment operating margin	27.9%	26.0%

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Total net sales	$4,903,984	$4,847,488

Total segment operating income	$1,106,532	$1,033,014
Adjustments:
Acquired intangible asset amortization	140,121	155,520
Business realignment charges	8,908	13,092
Integration costs to achieve	6,411	6,406
Adjusted total segment operating income	$1,261,972	$1,208,032

Total segment operating margin	22.6%	21.3%
Adjusted total segment operating margin	25.7%	24.9%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

CONSOLIDATED BALANCE SHEET
(Unaudited)	September 30,	June 30,
(Dollars in thousands)	2024	2024
Assets
Current assets:
Cash and cash equivalents	$371,068	$422,027
Trade accounts receivable, net	2,712,656	2,865,546
Non-trade and notes receivable	317,381	331,429
Inventories	2,872,250	2,786,800
Prepaid expenses	249,148	252,618
Other current assets	511,198	140,204
Total current assets	7,033,701	6,798,624
Property, plant and equipment, net	2,839,542	2,875,668
Deferred income taxes	91,882	92,704
Investments and other assets	1,263,190	1,207,232
Intangible assets, net	7,747,233	7,816,181
Goodwill	10,625,287	10,507,433
Total assets	$29,600,835	$29,297,842

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$3,515,613	$3,403,065
Accounts payable, trade	1,953,477	1,991,639
Accrued payrolls and other compensation	407,106	581,251
Accrued domestic and foreign taxes	457,761	354,659
Other accrued liabilities	1,004,073	982,695
Total current liabilities	7,338,030	7,313,309
Long-term debt	6,673,303	7,157,034
Pensions and other postretirement benefits	427,702	437,490
Deferred income taxes	1,544,503	1,583,923
Other liabilities	715,948	725,193
Shareholders' equity	12,891,900	12,071,972
Noncontrolling interests	9,449	8,921
Total liabilities and equity	$29,600,835	$29,297,842

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$698,528	$651,072
Depreciation and amortization	229,046	240,387
Stock incentive plan compensation	75,842	77,894
Gain on sale of businesses	(313)	(13,260)
(Gain) loss on property, plant and equipment and intangible assets	(8,422)	1,333
Net change in receivables, inventories and trade payables	(40,430)	(69,280)
Net change in other assets and liabilities	(223,585)	(185,691)
Other, net	13,309	(52,496)
Net cash provided by operating activities	743,975	649,959
Cash flows from investing activities:
Capital expenditures	(95,302)	(97,746)
Proceeds from sale of property, plant and equipment	13,271	710
Proceeds from sale of businesses	884	36,691
Other, net	(5,461)	4,351
Net cash used in investing activities	(86,608)	(55,994)
Cash flows from financing activities:
Net payments for common stock activity	(92,089)	(78,148)
Acquisition of noncontrolling interests	—	(2,883)
Net payments for debt	(408,929)	(346,411)
Dividends paid	(209,937)	(190,420)
Net cash used in financing activities	(710,955)	(617,862)
Effect of exchange rate changes on cash	2,629	(2,359)
Net decrease in cash and cash equivalents	(50,959)	(26,256)
Cash and cash equivalents at beginning of year	422,027	475,182
Cash and cash equivalents at end of period	$371,068	$448,926

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024

RECONCILIATION OF FORECASTED ORGANIC GROWTH
(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted net sales	0.5% to 3.5%
Adjustments:
Currency	(0.5)%
Divestitures	1.5%
Adjusted forecasted net sales	1.5% to 4.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted segment operating margin	~22.6%
Adjustments:
Business realignment charges	0.2%
Costs to achieve	0.1%
Acquisition-related intangible asset amortization expense	2.7%
Adjusted forecasted segment operating margin	~25.7%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2025
Forecasted earnings per diluted share	$22.78 to $23.48
Adjustments:
Business realignment charges	0.39
Costs to achieve	0.11
Acquisition-related intangible asset amortization expense	4.21
Gain on sale of building	(0.08)
Tax effect of adjustments[1]	(1.07)
Adjusted forecasted earnings per diluted share	$26.35 to $27.05

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Net sales
Diversified Industrial:
North America businesses	$2,100,324	$2,229,906
International businesses	1,355,834	1,388,622

Segment operating income
Diversified Industrial:
North America businesses	$484,563	$506,053
International businesses	298,983	300,701

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	September 30, 2024	Currency	Divestitures	September 30, 2024
Diversified Industrial Segment:
North America businesses	(5.8)%	(0.5)%	(0.3)%	(5.0)%
International businesses	(2.4)%	—%	—%	(2.4)%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2024
SUPPLEMENTAL INFORMATION

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Diversified Industrial Segment:
North America businesses sales	$2,100,324	$2,229,906

North America businesses operating income	$484,563	$506,053
Adjustments:
Acquired intangible asset amortization	42,975	44,683
Business realignment charges	3,444	2,584
Integration costs to achieve	605	945
Adjusted North America businesses operating income	$531,587	$554,265

North America businesses operating margin	23.1%	22.7%
Adjusted North America businesses operating margin	25.3%	24.9%

(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2024	2023
Diversified Industrial Segment:
International businesses sales	$1,355,834	$1,388,622

International businesses operating income	$298,983	$300,701
Adjustments:
Acquired intangible asset amortization	22,289	23,268
Business realignment charges	5,456	10,055
Integration costs to achieve	173	194
Adjusted International businesses operating income	$326,901	$334,218

International businesses operating margin	22.1%	21.7%
Adjusted International businesses operating margin	24.1%	24.1%